Exhibit 99.1

Onconetix announces its subsidiary, Proteomedix, licenses manufacturing IP to Immunovia enabling them to independently produce key reagents for their pancreatic cancer test PancreaSureTM

CINCINNATI, Sept. 22, 2025 (GLOBE NEWSWIRE) -- Onconetix, Inc. (Nasdaq: ONCO) (“Onconetix” or the “Company”) a commercial stage biotechnology company focused on the research, development and commercialization of innovative solutions for men’s health and oncology, today announced that its wholly owned subsidiary, Proteomedix AG (“Proteomedix”) has signed a licensing agreement, with Immunovia AB, a pancreatic cancer diagnostics company based in Lund, Sweden.

Under the terms of the agreement, Proteomedix will provide Immunovia with master cells required to produce antibodies related to three of the five biomarkers included in the PancreaSure test and a license for key intellectual property for the manufacturing of reagents used to measure these biomarkers, allowing Immunovia to purchase reagents directly from the supplier of Proteomedix.

In return, Immunovia will make payments totaling $700,000 to Proteomedix in 2025 and 2026, as well as pay a 3% royalty on net sales of PancreaSure and any other products incorporating the licensed intellectual property from 2026 to 2032.

“We are proud to have contributed to the development of PancreaSure and are excited to now support its manufacturing. Earlier detection of pancreatic cancer through PancreaSure gives patients real hope for better outcomes,” said Beat Rheiner, PhD, CEO of Proteomedix.” “At the same time, we remain focused on expanding the market penetration of our early prostate cancer detection test, Proclarix®.” said Karina Fedasz, Interim CEO of Onconetix.

About Onconetix, Inc.

Onconetix (Nasdaq: ONCO) is a commercial stage biotechnology company focused on the research, development and commercialization of innovative solutions for men’s health and oncology. Through our acquisition of Proteomedix, we own Proclarix®, an in vitro diagnostic test for prostate cancer originally developed by Proteomedix and approved for sale in the European Union (“EU”) under the IVDR. For more information, visit www.onconetix.com.

About Proclarix®

Proclarix® is CE-certified under In Vitro Diagnostic Regulation (“IVDR”) and indicated for prostate cancer diagnosis in patients with normal digital rectal exam (DRE), enlarged prostate volume and elevated levels of PSA at 2-10 ng/ml. Proclarix® is a risk score combining in-vitro assays for the quantitative detection of biomarkers with a proprietary algorithm to assess a patient’s risk of having clinically significant prostate cancer. Detection of prostate cancer-related biomarkers in blood serum using the Proclarix® risk score has been demonstrated in multiple clinical studies to be a reliable indicator of the presence of clinically significant prostate cancer. Proclarix® is included in both the European (EAU) and American (AUA) guidelines.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements (including, without limitation, the anticipated results of or proceeds from the license to Immunovia) are based on Onconetix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, market and other conditions; risks related to Onconetix’s ability to commercialize or monetize Proclarix; risks related to the Company’s present need for capital to commercially launch Proclarix and have adequate working capital; risks related to Onconetix’s ability to attract, hire and retain skilled personnel necessary to commercialize and operate the Company’s commercial products; the failure to obtain and maintain the necessary regulatory approvals to market and commercialize Onconetix’s products; risks related to the Company’s ability to obtain and maintain intellectual property protection for its current products; whether the Company will be able to maintain compliance with Nasdaq’s applicable listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; and the Company’s reliance on third parties, including manufacturers and logistics companies. As with any commercial-stage pharmaceutical product or any product candidate under clinical development, there are significant risks in the development, regulatory approval and commercialization of biotechnology products. Onconetix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Onconetix’s Annual Report on Form 10-K, filed with the SEC on June 2, 2025 and periodic reports filed with the SEC on or after the date thereof. All of Onconetix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Contact Information:

Onconetix, Inc.

201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

Phone: (513) 620-4101

Investor Contact Information:

Onconetix Investor Relations Email: investors@onconetix.com